UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

GIFTIFY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42206	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Woodfield Road, Suite 510 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 272-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GIFT	The Nasdaq Capital Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2025, CardCash Exchange, Inc. (“CardCash”), a wholly owned subsididary of the registrant (“Giftify”), entered into a second amended and restated secured promissory note (the “Note”) with Pathward, National Association (“Pathward”) in the principal amount of $7,000,000 that amends and restates the Amended and Restated Promissory Note dated December 23, 2020, in the original principal amount of $10,000,000 (the “Original Note”) and bearing annual interest of 3% in excess of that rate shown in the Wall Street Journal as the prime rate (the “Effective Rate”). Interest on the Note fluctuates with each change in the prime rate so published. If at any time Pathward either abandons the use of the Wall Street Journal prime rate or the Wall Street Journal prime rate is no longer published, then Pathward will establish a similar replacement rate in its sole discretion but at no time will the Effective Rate be less than 6.50% per annum.

CardCash must pay interest on the principal amount which is outstanding each month in arrears commencing on the first day of the month following the funding of the transaction and continuing on the first day of each month thereafter until the unpaid principal and interest are fully paid. Any failure to pay the entire amount when due will be an event of default that will result in an interest charge at the “Extra Rate” that is defined in the Note as the Effective Rate plus 8.00% per annum.

The Note is collateralized by a blanket lien on the assets of CardCash under the terms of an Amended and Restated Loan and Security Agreement dated December 23, 2020. Under Amendment No. 2 to Amended and Restated Loan and Security Agreement (“Amendment No. 2”) executed on April 23, 2025, advances under the Note may be measured against a percentage of Eligible Accounts and Eligible Inventory as those terms are defined in Amendment No. 2. The amount advanced as a loan under the Noted may not exceed an amount which is the lesser of: (i) $7,000,000 and the sum of (a) 100% of Eligible Credit Card Receivables (as defined in Amendment No. 2), plus 100% of the Product Costs for Eligible Inventory (as those capitalized terms are defined in Amendment No. 2), provided however, that the Product Costs for Eligible Inventory consisting of Prepaid Inventory shall not exceed $750,000. In addition, if CardCash terminates Amendment No. 2 prior to December 31, 2025, it must pay an Exit Fee of 0.50% of $7,000,000, together with all unpaid Loan Fees and Maintenance Fees (as those terms are defined under Amendment No. 2) due under the Agreement. The required minimum cash collateral balance decreased from $1,250,000 to $1,000,000, releasing $250,000 to CashCard.

The Note and Amendment No. 2 are subject to additional customary terms and conditions. The foregoing descriptions of the Note and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to the Note and Amendment No. 2 that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Second Amended and Restated Promissory Note dated April 23, 2025, issued to Pathward, National Association by CardCash Exchange, Inc.
10.2	Amendment No. 2 to Amended and Restated Loan and Secuirty Agreement dated April 23, 2025, between Pathward, National Association and CardCash Exchange, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2025	GIFTIFY, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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